EXHIBIT 23.2

Consent of PricewaterhouseCoopers LLP,

Independent Registered Public Accounting Firm

dated July 13, 2007

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment Number Seven to the Registration Statement on Form S-11 of our report dated April 4, 2005, relating to the combined statement of revenue and certain expenses of DMC Properties, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

July 13, 2007